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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated March 14, 2001, relating to the financial statements and financial highlights which appears in the January 31, 2001 Annual Report to Shareholders and Board of Trustees of The Arbor Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings in the Prospectus/Proxy Statement in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 27, 2001